EXHIBIT 32

Certifications Under Section 906 of the Sarbanes—Oxley Act of 2002

John R. Lyon, Chief Executive Officer and Stephen A. Gorgol hereby certify that:

1.  They are the Chief Executive Officer and Chief Financial Officer, respectively, of Vista Medical Technologies, Inc.

2.  The Form 10-Q report of Vista Medical Technologies, Inc. that this certification accompanies fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934.

3.  The information contained in the Form 10-Q report of Vista Medical Technologies, Inc. that this certification accompanies fairly presents, in all material respects, the financial condition and results of operations of Vista Medical Technologies, Inc.

Dated: May 13, 2004

/s/ JOHN R. LYON
John R. Lyon

/s/ STEPHEN A. GORGOL
Stephen A. Gorgol